UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2025, AMC Entertainment Holdings, Inc. (the “Company” or “AMC”) and Muvico, LLC, a wholly owned subsidiary of the Company (“Muvico”), entered into a Transaction Support Agreement (the “Transaction Support Agreement”) with key creditor groups for purposes of, among other things:

•	providing new money financing to the Company of approximately $223.3 million (before fees and expenses) to be used toward refinancing debt maturing in 2026,

•	the immediate equitization of at least $143.0 million of outstanding debt (the “Equitization”), with the potential for an additional equitization of up to approximately $194.4 million of debt, and

•	the resolution and settlement of outstanding litigation with certain holders of the Company’s 7.500% Senior Secured Notes due 2029 (the “Existing 7.5% Notes”).

The creditors party to the Transaction Support Agreement include certain holders representing approximately 62% of the Company’s Existing 7.5% Notes (the “Consenting 7.5% Noteholders”), certain holders representing approximately 76% of Muvico’s 6.00%/8.00% Senior Secured Exchangeable Notes due 2030 (the “Existing Exchangeable Notes”, and such holders, the “Consenting Exchangeable Noteholders”) and certain lenders initially representing approximately 14% of the Company’s term loans outstanding under its credit agreement (the “Credit Agreement”, and any such consenting lenders, the “Consenting Term Loan Lenders” and, together with the Consenting 7.5% Noteholders and Consenting Exchangeable Noteholders, the “Consenting Parties”). With the exception of the Equitization, Term Loan Lenders representing at least 50.1% of the Company’s term loans outstanding under its Credit Agreement will be required to consent to the effectiveness of the Transactions (such limited consent, the “Requisite Term Loan Consent”).

Subject to the terms and conditions set forth therein and subject to Requisite Term Loan Consent, the Transaction Support Agreement provides for the following transactions (the “Transactions”):

•	The Consenting 7.5% Noteholders will collectively (i) provide approximately $223.3 million of incremental, new money financing and (ii) exchange $590.0 million aggregate principal amount of Existing 7.5% Notes held by the Consenting 7.5% Noteholders on a dollar-for-dollar basis for a total of $825.1 million aggregate principal amount of new Senior Secured Notes due 2029 on the terms described in the Transaction Support Agreement (“New 2029 Notes”).

•	The Consenting Exchangeable Noteholders will (i) exchange, initially, $143.0 million aggregate principal amount of Existing Exchangeable Notes held by the Consenting Exchangeable Noteholders for 79,800,000 shares (the “Exchange Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), which are currently reserved or authorized to be exchanged for the Existing Exchangeable Notes held by such holders, and (ii) exchange up to $194.4 million aggregate principal amount of the remaining Existing Exchangeable Notes held by the Consenting Exchangeable Noteholders, on a dollar-for-dollar basis, for new Senior Secured Exchangeable Notes due 2030 to be issued by Muvico (the “New Exchangeable Notes”). The New Exchangeable Notes will not initially be exchangeable into Common Stock but may become exchangeable subject to the conditions and on the terms described in the Transaction Support Agreement. The principal amount of Existing Exchangeable Notes or New Exchangeable Notes held by the Consenting Exchangeable Noteholders will be subject to potential downward adjustment, depending on the trading price of the Company’s Common Stock for a period following the initial exchange.

•	The Consenting 7.5% Noteholders have agreed that they will not directly or indirectly take any action in furtherance of the action captioned A Holdings – B LLC, et al. v. GLAS Trust Company LLC, Index No. 654878/2024 (the “Intercreditor Litigation”) pending the Transactions without the written consent of the Company and to dismiss with prejudice any claims with respect to the Intercreditor Litigation upon the effectiveness of the Transactions.

The Transaction Support Agreement contains certain representations, warranties and other agreements by the Company and the Consenting Parties. The parties’ obligations thereunder are subject to various customary conditions set forth therein, including the execution and delivery of definitive documentation for the New 2029 Notes and New Exchangeable Notes in form satisfactory to the Consenting Parties.

The foregoing description of the Transactions as contemplated by the Transaction Support Agreement is not complete and is qualified in its entirety by reference to the Transaction Support Agreement (including the Term Sheet attached thereto), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Supplemental Indenture

In connection with entering into the Transaction Support Agreement, with the consent the holders of a majority of the Existing Exchangeable Notes, Muvico entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture governing the Company’s Existing Exchangeable Notes, with the guarantors party thereto and the trustee and notes collateral agent thereunder. Among other things, the Supplemental Indenture makes amendments to the indenture to permit the Transactions.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

As described above, the Company will issue the Exchange Shares as part of the Transaction. In addition, the Company intends to issue New Exchangeable Notes, which will not initially be exchangeable into Common Stock, but may become exchangeable into Common Stock, subject to the conditions and on the terms described in the Transaction Support Agreement. The Company has also agreed to pay certain transaction fees, subject to certain conditions described in the Transaction Support Agreement, either in the form of Common Stock or as additional New Exchangeable Notes (the “Fee Securities”).

The issuance of the Exchange Shares, the New Exchangeable Notes and the Fee Securities will be exempt under Section 4(a)(2) and/or 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

In connection with entering into the Transaction Support Agreement, the Company issued a press release on July 1, 2025, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Prior to the date hereof, the Company held discussions with an ad hoc group of term loan holders under the Credit Agreement. Those discussions are not continuing, and in lieu thereof the Company will seek consents from all term loan holders under the Credit Agreement, including any members of the ad hoc group, on the terms set forth in the Term Sheet attached to the Transaction Support Agreement.

The information furnished in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing of the Company under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

The Company plans to hold its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) on December 10, 2025, with an October 13, 2025, record date for the determination of stockholders entitled to receive notice and vote at such meeting. The time and location of the 2025 Annual Meeting will be specified in the 2025 proxy statement. Because the 2025 Annual Meeting will be more than thirty (30) days after the anniversary of the Company’s 2024 Annual Meeting of Stockholders, the Company is disclosing a new deadline for submission of stockholder proposals for inclusion in the 2025 proxy statement pursuant to Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-5(f) of the Exchange Act, the Company is hereby informing stockholders that to be considered for inclusion in the 2025 proxy statement, stockholder proposals submitted under Rule 14a-8 of the Exchange Act must be in writing and received by the Corporate Secretary at the Company’s principal offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211, no later than 5:00 pm Central Time on August 29, 2025, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Such proposals must also comply with the remaining requirements of Rule 14a-8. Any proposal submitted after the foregoing deadline will not be considered timely and will be excluded from the 2025 proxy statement.

Additionally, in accordance with the advance notice provisions set forth in the Company’s Bylaws, in order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination submitted by a stockholder to be considered timely, it must be received by the Corporate Secretary not earlier than August 12, 2025, and no later than September 11, 2025. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 11, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Supplemental Indenture, dated as of July 1, 2025, by and among Muvico, the guarantors party thereto and GLAS Trust Company LLC, as trustee and notes collateral agent.
10.1	Transaction Support Agreement, dated as of July 1, 2025, by and among AMC, Muvico and the Consenting Secured Parties.
99.1	Press Release Announcing the Transactions, dated as of July 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which they are made. Examples of forward-looking statements include statements the Company makes regarding the terms of the Transactions, which are highly uncertain; the Company’s ability to complete the Transactions on the terms contemplated or at all; the Company’s ability to obtain the required approval of 50.1% of Term Loan Lenders; the Company’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the Company’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; the impact of foreign exchange rates on the Company’s financial performance; and the Company’s inability to implement its business plan or meet or exceed its financial projections. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing the Company, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and Form 10-Q for the quarter ended March 31, 2025, each as filed with the SEC, and the risks, trends and uncertainties identified in the Company’s other public filings. The Company does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: July 1, 2025	By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President, International Operations, Chief Financial Officer and Treasurer

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